Exhibit 99.1

TSXV: ARTG	September 21, 2026	NYSE American: VGZ
	NEWS RELEASE	TSX: VGZ

Artemis Gold Agrees to Acquire Vista Gold, Adding an Advanced Stage Gold Development Asset in Australia

•	Blackwater Phase 1A and EP2 expansion projects are on track and remain the priority

Vancouver, British Columbia – Artemis Gold Inc. (TSXV: ARTG) (“Artemis Gold” or the “Company”) and Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista Gold”) are pleased to announce they entered into a definitive agreement on September 20, 2026 (the “Arrangement Agreement”) whereby Artemis Gold will acquire all of the issued and outstanding shares of Vista Gold, owner of the Mt Todd gold project in Northern Territory, Australia, pursuant to a court-approved plan of arrangement (the “Transaction”). Artemis Gold currently holds 4.95% of the shares outstanding of Vista Gold.

Under the terms of the Transaction, Vista Gold shareholders will receive 0.0966 common shares of Artemis Gold for each Vista Gold common share (the “Exchange Ratio”). The Exchange Ratio implies consideration of US$2.83 per Vista Gold common share, a total transaction value of approximately US$427 million on a 100% basis, and represents a premium of 29% based on the 20-day volume-weighted average prices of Artemis Gold on the TSX Venture Exchange (the “TSXV”) and Vista Gold on the NYSE American as at September 18, 2026.

The consideration is payable in Artemis Gold common shares. No cash consideration is payable, and no new debt is being incurred. Upon completion of the Transaction, it is expected that existing Artemis Gold and Vista Gold shareholders will own approximately 95% and 5%1 of the pro forma company, respectively.

Strategic Rationale and Benefits to Artemis Gold Shareholders

•	Preserves and further strengthens the Artemis Gold investment thesis: the Blackwater Phase 1A and EP2 expansions remain the priority and principal value driver for Artemis Gold. Mt Todd construction is expected to advance following the completion of EP2.
•	Adds an advanced-stage, gold development asset of scale in a favourable mining jurisdiction: Vista Gold’s feasibility stage Mt Todd project in Northern Territory, Australia, hosts 9.1 million ounces of Measured and Indicated Mineral Resources and 1.4 million ounces of Inferred Mineral Resources with multiple key permits previously received[2] for construction of a 50,000 tonne per day (tpd) processing facility.
•	Establishes a growth pathway to one million ounces per year: This medium-term target will not impact the sequencing or funding of the Phase 1A and EP2 expansion projects. Following delivery of the current Blackwater expansions, the combination of an optimized Blackwater operation and a developed Mt Todd project offers Artemis Gold a pathway toward annual gold production of more than one million ounces. Artemis Gold intends to advance Mt Todd at 50,000 tpd processing rate, aligned with the previously granted permits.

1 Pro-forma ownership excludes Artemis Gold’s 4.95% interest in Vista Gold which Artemis Gold intends to cancel upon completion.

2 Gold intends to cancel upon completion.

•	Leverages Artemis Gold management team’s proven ability to develop gold assets: Artemis Gold has a team with demonstrated capability in the design, construction, commissioning and operation of new gold mines, including processing of hard ores, together with deep Australian industry experience. Our team is well equipped to advance near-term work plans which will include engineering, permitting and project optimization.
•	Mt Todd development timeline sequences well with the completion of Blackwater EP2: Completion of Blackwater EP2 expansion expected by mid-2028 will remain the priority focus for Artemis Gold. Potential development and construction spend at Mt Todd would not be required prior to the completion of Blackwater EP2.
•	Maintains a strong financial foundation for future growth: Cash flow generation from Blackwater post EP2 is expected to comfortably fund a potential development decision for Mt Todd and potential Blackwater development and optimization beyond EP2, together with capital returns to shareholders

Strategic Rationale and Benefits to Vista Gold Shareholders

•	Immediate premium and compelling value: Provides Vista Gold shareholders with immediate and attractive premiums of 25% to the last closing price, and 29% to the 20-day VWAP of Vista Gold shares for the period up to and including September 18, 2026
•	Continued exposure to Mt Todd and future value creation: Vista Gold shareholders will retain meaningful exposure to the future development and value creation potential of Mt Todd through their equity interest in Artemis Gold
•	Exposure to near-term value accretion at Artemis Gold’s Blackwater mine: Vista Gold shareholders will participate in the realization of near-term production growth from completion of Blackwater Phase 1A and EP2 expansions. Following the completion of EP2, Artemis Gold’s Blackwater mine in British Columbia is expected to produce more than 500,000 ounces of gold per annum with industry leading all-in sustaining costs, cementing it as a world-class gold mine with further optimization, growth and exploration potential
•	Participation in the growth of a larger gold producer: Following completion of the Transaction and Blackwater EP2, Vista Gold shareholders will participate in the growth and financial strength of a diversified gold producer with a world-class producing asset in British Columbia and an advanced-stage development asset in Australia
•	A clear pathway and funding to advance Mt Todd: Artemis Gold’s strong financial position and expected future operating cash flows combined with its proven project development and construction team uniquely position it to develop and unlock the full potential of Mt Todd, which removes financing uncertainty
•	Enhanced trading liquidity and access to capital: Significantly improved trading liquidity and access to capital as a shareholder in a larger, more diversified intermediate gold producer, thereby eliminating single asset developer risk

Artemis Gold CEO Dale Andres commented: "Delivery of Blackwater Phase 1A and EP2 expansions continue to be our priority focus. This transaction presents an attractive opportunity to add a high-quality development asset that, when combined with our ongoing and future growth opportunities for Blackwater, provides a pathway to achieving one million ounces of gold production per year.

Mt Todd is a unique, advanced stage project in a mining-friendly jurisdiction that fits nicely as an extension to our growth strategy and proven engineering and mine building capabilities. As with Blackwater, this is a multi-million ounce gold deposit that can be built at scale leveraging our financial strength and project development and management teams. We look forward to working with the Vista Gold shareholders and Mt Todd stakeholders to make this vision a reality.”

Vista Gold CEO Fred Earnest stated: “We believe the combination with Artemis Gold is the best way to maximize value delivery for our shareholders, both immediately and in the longer term. This transaction allows our shareholders to realize an immediate premium to market, participate in the expansion opportunities in progress at Blackwater and enhance longer term value through the development of Mt Todd at a larger scale than Vista could undertake on its own. This is an exciting and transformational opportunity to unlock the significant underlying value of Mt Todd as part of a growing, experienced, high-quality intermediate gold producer.”

Overview of Vista Gold

Vista Gold is an NYSE American and TSX listed gold developer with a current market capitalization of US$341 million. Vista Gold has a 100% interest in the Mt Todd Project in Northern Territory, Australia.

As of June 30, 2026, Vista Gold had US$50 million of cash and cash equivalents, and no debt.

Mt Todd Gold Project

Mt Todd is approximately 290 km southeast of Darwin in the Northern Territory, Australia and 56 km by road northwest of Katherine. The deposit is located on lands owned by the Jawoyn Association Aboriginal Corporation (Jawoyn Association). An agreement is in place with the Jawoyn Association that governs the use of the land and allows for the development of the project.

Prior mining and milling operations at Mt Todd closed in 2001. There is a paved road into the site and major rail and gas pipeline infrastructure is nearby. The development project has been granted key regulatory approvals for constructing and operating a processing facility at 50,000 tonnes per day.

Mt Todd is surrounded by more than 1,300 km² of contiguous exploration licenses held by Vista Gold. This district-scale tenement package contains multiple known occurrences of gold, copper, tin and tungsten over a >25 km northeast trend and has experienced limited modern exploration.

Following completion of the Transaction, Artemis Gold intends to optimize the development plan for Mt Todd up to the current regulatory approved throughput rate of 50,000 tonnes processed per day, reflective of its development expertise and expected funding ability based on future available cash flows expected from EP2 at Blackwater. Initial efforts will be on engineering and permitting with construction spend not expected until after Blackwater EP2 is in full production. Artemis Gold will provide an update to the market on its proposed work plan for Mt Todd at the closing of the Transaction, expected in Q1 2027.

Transaction Summary

The proposed Transaction will be effected pursuant to a court approved plan of arrangement under the Business Corporations Act (British Columbia). The Transaction will require approval by (i) 66 2/3% of the votes cast by the shareholders of Vista Gold, and (ii) if required, a simple majority of the votes cast by shareholders of Vista Gold, excluding for such purpose the votes required to be excluded pursuant to Section 8.1(2) of Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, at a special meeting to consider the Transaction. The directors and senior officers of Vista Gold have entered into customary voting support agreements, pursuant to which they have committed to vote their common shares held in favour of the Transaction.

In addition to shareholder and court approvals, the Transaction is subject to applicable regulatory approvals, including Australia’s foreign investment review board (FIRB) approval and Northern Territory Ministerial Consent, US Securities and Exchange Commission (SEC), Toronto Stock Exchange (TSX) and TSX Venture Exchange approvals, and the satisfaction of certain other closing conditions customary for a transaction of this nature. The Arrangement Agreement provides for customary deal protections, including a non-solicitation covenant on the part of Vista Gold and a right for Artemis Gold to match any Superior Proposal (as defined in the Arrangement Agreement). The Arrangement Agreement includes a termination fee of US$18 million, payable by Vista Gold, under certain customary circumstances (including if the Arrangement Agreement is terminated in connection with Vista Gold pursuing a Superior Proposal).

Board of Directors’ Recommendation

After consultation with its outside financial and legal advisors, the Board of Directors of Artemis Gold has unanimously approved the Transaction.

The Board of Directors of Vista Gold appointed a special committee of independent directors (the “Special Committee”) to consider and make a recommendation with respect to the Transaction. Based on the unanimous recommendation of the Special Committee, and after consultation with its outside financial and legal advisors, the Board of Directors of Vista Gold has unanimously approved the Transaction. The Board of Directors of Vista Gold recommends that Vista Gold shareholders vote in favour of the Transaction.

CIBC Capital Markets has provided a fairness opinion to the Vista Gold Board of Directors, and ATB Cormark has provided an independent fairness opinion to the Vista Gold Board of Directors, to the effect that, as of the date hereof, and based upon and subject to the assumptions, limitations and qualifications stated in each such opinion, the consideration to be received by Vista Gold shareholders is fair, from a financial point of view, to the shareholders of Vista Gold.

Estimated Timeline

Full details of the Transaction will be included in Vista Gold’s definitive proxy statement, which is expected to be mailed to Vista Gold shareholders in November 2026, with the Vista Gold shareholder meeting expected to be held in December 2026. If approved by Vista Gold shareholders and the court, and the other conditions are satisfied, the Transaction is expected to be completed in January 2027.

Advisors and Counsel

BMO Capital Markets is acting as financial advisor to Artemis Gold. Blake, Cassels & Graydon LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are acting as Artemis Gold’s legal advisors.

CIBC Capital Markets is acting as financial advisor to Vista Gold. Stikeman Elliott LLP and Davis Graham & Stubbs LLP are acting as Vista Gold’s legal advisors.

Conference Call and Webcast Details

Artemis Gold will host a conference call and webcast today, September 21, 2026, at 8:00am PDT (11:00am EDT).

Conference call

Toll-free in Canada and the US: 1-833-752-3746

International: +1-647-846-8723

Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=zsVX2trj

The webcast will be available for replay on the Company’s website at www.artemisgoldinc.com until December 21, 2026.

Vista Gold will hold a conference call today, September 21, 2026 at 9:00 am PDT (12:00 pm EDT) to discuss the Transaction.

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 66386

The conference call will be available for replay on Vista Gold’s website at www.vistagold.com until December 21, 2026.

About Artemis Gold

Artemis Gold is a well-financed, growth-oriented gold and silver producer and development company with a strong financial capacity aimed at creating shareholder value through the identification, acquisition, and development of gold properties in mining-friendly jurisdictions. The Company’s primary focus is the operation and further development of the Blackwater Mine in central British Columbia approximately 160 km southwest of Prince George and 450 km northeast of Vancouver. The first gold and silver pour at Blackwater was achieved in January 2025 and commercial production was declared on May 1, 2025. Artemis Gold trades on the TSXV under the symbol ARTG and the OTCQX under the symbol ARGTF. For more information visit www.artemisgoldinc.com.

Investor Relations Contact

Meg Brown
Vice President, Investor Relations

mbrown@artemisgoldinc.com
+1 778 899 0518

Media Relations Contact

media@artemisgoldinc.com

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this news release.

About Vista Gold

Vista Gold holds the Mt Todd gold project, a development-stage gold deposit located in the favourable mining jurisdiction of Northern Territory, Australia. Mt Todd offers a large gold mineral reserve with development optionality, expansion opportunities, and exploration upside. With advanced local infrastructure, strong community support, and demonstrated economic feasibility, Mt Todd has the potential to become a long-lived, globally significant gold operation. For more information visit www.vistagold.com.

Investor Relations Contact

Pamela Solly
Vice President, Investor Relations

psolly@vistagold.com
+1 720 877 0132

Technical Information

Artemis Gold Chief Business Development Officer, Tony Scott, P. Geo., a Qualified Person as defined by National Instrument 43-101, has reviewed and approved the scientific and technical information with respect to Blackwater in this news release.

The scientific and technical information in this news release with respect to Mt Todd and Vista Gold’s Mineral Reserve and Mineral Resource estimates was reviewed and approved by Jeff Dang, Executive General Manager – Projects and Technical Services, who is a QP as defined by Item 1300 of Regulation S-K (“S-K 1300”) under the U.S. Securities Exchange Act of 1934, as amended, and NI 43-101.

For more information on the Mt Todd project, please refer to the technical report summary titled “S-K 1300 Technical Report Summary – Mt Todd Gold Project – 15 ktpd Feasibility Study – Northern Territory, Australia” with an effective date of July 29, 2025 and a filing date of September 11, 2025 (the “S-K 1300 Report”) for the Mt Todd feasibility study that was prepared in accordance with S-K 1300 and filed under Vista Gold’s profile on EDGAR at www.sec.gov on September 11, 2025.

Additionally, a companion technical report titled “NI 43-101 Technical Report, Mt Todd Gold Project, 15 ktpd Feasibility Study, Northern Territory Australia” with an effective date of July 29, 2025 (the “NI 43-101 Report”) for Canadian purposes was prepared in accordance with NI 43-101 and filed under Vista Gold’s profile on SEDAR+ at www.sedarplus.ca on September 11, 2025. The NI 43-101 Report is referenced herein for informational purposes only. The Mineral Resources and Mineral Reserves for the NI 43-101 Report are the same as the Mineral Resources and Mineral Reserves for the S-K 1300 Report.

Mt Todd Gold Project – 2025 Mineral Resources Estimates

	Batman Deposit			Heap Leach Pad			Quigleys Deposit
	Tonnes (000s)	Grade (g Au/t)	Contained Gold Ounces (000s)	Tonnes (000s)	Grade (g Au/t)	Contained Gold Ounces (000s)	Tonnes (000s)	Grade (g Au/t)	Contained Gold Ounces (000s)
Measured (M)	124,502	0.82	3,301	-	-	-	3,702	1.13	134
Indicated (I)	191,907	0.84	5,156	13,352	0.54	232	6,965	1.34	299
Measured and Indicated	316,409	0.83	8,457	13,352	0.54	232	10,667	1.26	433
Inferred (F)	54,338	0.78	1,369	-	-	-	2,761	0.71	63

Notes:

(1)	Measured and Indicated Mineral Resources include Proven and Probable Mineral Reserves.
(2)	Batman and Quigleys’ Mineral Resources are quoted at a 0.4 g Au/t cut-off grade. Heap Leach Pad Mineral Resources are the average grade of the Heap Leach Pad, no cut-off grade was applied.
(3)	The Point of Reference for the Batman and Quigleys Mineral Resources estimates is in-situ at the property. The Point of Reference for the Heap Leach Pad Mineral Resources estimates is the physical Heap Leach Pad at the property.
(4)	Batman and Quigleys: Mineral Resources constrained within a USD1,950/oz gold pit shell. Pit parameters: Mining Cost USD3.00/tonne, Processing Cost USD17.50/tonne processed, General and Administrative Cost USD1.50/tonne processed, Au Recovery 89.7%.
(5)	Kira Johnson MMSA of Tetra Tech is the QP responsible for the Statement of Mineral Resources for the Batman deposit, Quigleys deposits and Heap Leach Pad.
(6)	The effective date of the Batman ,Quigleys and Heap Leach Pad Mineral Resource estimates is, July 25th, 2025
(7)	Mineral Resources that are not Mineral Reserves have no demonstrated economic viability and do not meet all relevant modifying factors.
(8)	Differences in the table due to rounding are not considered material.
(9)	The Mineral Resources were estimated using the Canadian Institute of Mining, Metallurgy and Petroleum (CIM) Definition Standards for Mineral Resources and Reserves.
(10)	“-“ indicates no reported value.

Cautionary Note Regarding Forward-Looking Information

This communication contains certain forward-looking statements and forward-looking information as defined under applicable Canadian and U.S. securities laws. Statements contained in this communication that are not historical facts are forward-looking statements that involve known and unknown risks and uncertainties. Any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking statements. In certain cases, forward-looking statements and information can be identified using forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “plans”, “potential” or similar terminology. Forward-looking statements and information are made as of the date of this communication and include, but are not limited to, the completion of the transaction described herein (the “Transaction”) pursuant to the terms of the Arrangement Agreement and the anticipated timing thereof; assessments and expectations for the combined entity after the completion of the Transaction; pro forma ownership of the combined entity; the anticipated premium for Vista Gold shareholders; assessments and expectations for Mt Todd; assessments and expectations for Blackwater; future plans for Mt Todd and Blackwater and the timing thereof; the meeting of Vista Gold shareholders and the anticipated timing thereof; the satisfaction of closing conditions, including receipt of the FIRB approval, Northern Territory Ministerial consent and customary stock exchange approvals; the assessment of the merits of the Transaction; and the timing of future conference calls and press releases by Artemis Gold and Vista Gold.

These forward-looking statements represent Artemis and Vista Gold’s respective management’s current beliefs, expectations, estimates and projections regarding future events and operating performance, which are based on information currently available to management, management’s historical experience, perception of trends and current business conditions, expected future developments and other factors which management considers appropriate. Such forward-looking statements involve numerous risks and uncertainties, and actual results may vary. Important risks and other factors that may cause actual results to vary include, without limitation: the risk that the Transaction will not be approved by the Vista Gold shareholders; the failure to, in a timely manner, or at all, obtain the required court approval for the Transaction; the failure of Artemis and/or Vista Gold to otherwise satisfy the requisite conditions to complete the Transaction; the possibility the Arrangement Agreement may be terminated by one or both of Artemis and Vista Gold; the effect of the announcement of the Transaction on each of Artemis and Vista Gold’s strategic relationships, operating results and business generally; significant transaction costs or unknown liabilities; the risk of litigation that could prevent or hinder the completion of the Transaction; other customary risks associated with transactions of this nature; assumptions in respect of current and future market conditions; changes in commodity prices; changes in interest and currency exchange rates; risks related to ability of Artemis to accomplish its plans and objectives with respect to the operations, optimization, enhancement and expansion of the Blackwater mine and/or Mt. Todd within the expected timing or at all; possible accidents and other risks associated with mineral exploration operations; the risk that Artemis will encounter unanticipated geological factors; the possibility that Artemis may not be able to secure permitting and other governmental clearances necessary to carry out its plans; the risk of political uncertainties and regulatory or legal changes that might interfere with Artemis’s business; risks inherent in Mineral Resource and Mineral Reserves estimates and results; risks inherent in exploration, development and production activities; changes in exploration, mining, optimization, enhancement or expansion plans due to changes in logistical, technical or other factors; changes in governmental regulation of mining operations; political risk; social unrest; and other risks related to the ability of Artemis to proceed with its plans for the Blackwater mine and Mt. Todd. Additional risks of Artemis are set out in Artemis’s most recent MD&A, which is available on Artemis’s website at www.artemisgoldinc.com and on SEDAR+ at www.sedarplus.ca. Additional risks of Vista Gold are set out in Vista Gold’s most recent MD&A, which is available on Vista Gold’s website at www.vistagold.com and on SEDAR+ at www.sedarplus.ca.

In making the forward-looking statements in this press release, Artemis and Vista Gold have applied several material assumptions, including without limitation, the assumptions that: (1) market fundamentals will result in sustained mineral demand and prices; (2) any necessary permits, approvals and consents in connection with the exploration program or the operations and expansion of the Blackwater mine and development of Mt Todd will be obtained; (3) financing for the continued operation of the Blackwater mine and future expansion activities, including development at Mt Todd, will continue to be available on terms suitable to Artemis; (4) sustained commodity prices will continue to make the anticipated expansion of the Blackwater mine and development of Mt Todd economically viable; and (5) there will not be any unfavourable changes to the economic, political, permitting and legal climate in which Artemis and Vista Gold operate. Although Artemis and Vista Gold have attempted to identify important factors that could affect them and may cause actual actions, events, or results to differ materially from those described in forward-looking statements, there may be other factors that cause the actual results or performance by Artemis and Vista Gold to differ materially from those expressed in or implied by any forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or the financial condition of Artemis or Vista Gold. Investors should therefore not place undue reliance on forward-looking statements. Neither Artemis nor Vista Gold is under any obligation and each expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Important additional information and where to find it

This communication may be deemed to be solicitation material in respect of the proposed plan of arrangement (the “Arrangement”) involving Vista Gold and Artemis pursuant to the arrangement agreement dated September 20, 2026 (the “Arrangement Agreement”). The Arrangement will be implemented by way of a plan of arrangement under the Business Corporations Act (British Columbia), In connection with the proposed Arrangement, Vista Gold intends to file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), including a proxy statement in preliminary and definitive form. Promptly after filing the definitive proxy statement, Vista Gold will mail the definitive proxy statement and a proxy card to its shareholders.

INVESTORS AND SECURITY HOLDERS OF VISTA GOLD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING VISTA GOLD’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ARRANGEMENT AND THE PARTIES TO THE ARRANGEMENT AGREEMENT.

Investors and security holders of Vista Gold are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov or free of charge from Vista Gold on its website at www.vistagold.com. The information contained in, or that can be accessed through, Vista’s website is not a part of, or incorporated by reference herein.

Participants in the solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Artemis, Vista Gold and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Vista Gold in connection with the proposed Arrangement. Information regarding the interests of these directors and executive officers in the proposed Arrangement will be included in the definitive proxy statement referred to above. Security holders may obtain information regarding the names, affiliations and interests of Vista Gold’s directors and executive officers in Vista Gold’s proxy statement in connection with its 2026 Annual Meeting of Shareholders (the “Vista Gold Proxy Statement”), which was filed with the SEC on March 17, 2026, under “Particulars of Matters to be Acted Upon – Election of Directors”, “Ownership of the Corporation’s Common Shares,” “Executive Officers,” and “Executive Compensation.” To the extent that holdings of Vista Gold’s securities have changed since the amounts printed in the Vista Gold Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed Arrangement will be included in the definitive proxy statement relating to the proposed Arrangement when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, Artemis’ website at www.artemisgold.com and Vista Gold’s website at https://vistagold.com. The contents of the websites referenced above are not deemed to be incorporated by reference into the Vista Gold Proxy Statement.